EXHIBIT 10.75

$40,000,000 AGGREGATE PRINCIPAL AMOUNT

BEARINGPOINT, INC.

0.50% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES

DUE JULY 2010

AND

COMMON STOCK PURCHASE WARRANTS

Securities Purchase Agreement

dated July 15, 2005

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

SECURITIES PURCHASE AGREEMENT

July 15, 2005

Friedman Fleischer & Lowe Capital Partners II, L.P.

FFL Executive Partners II, L.P.

FFL Parallel Fund II, L.P.

c/o Friedman Fleischer & Lowe, LLC

One Maritime Plaza

Suite 1000

San Francisco, CA 94111

Ladies and Gentlemen:

BearingPoint, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule A attached hereto (the “Purchasers”) (a) $40,000,000 principal amount of its 0.50% Convertible Senior Subordinated Debentures due July 2010 in the form of Exhibit A attached hereto (the “Debentures”), and (b) common stock purchase warrants in the form of Exhibit B attached hereto (the “Warrants” and, together with the Debentures, the “Securities”).

The Debentures are convertible into fully paid, non-assessable shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at the conversion price and on the other terms and conditions set forth therein. The Warrants are exercisable into shares of Common Stock at the exercise price and on the other terms and conditions set forth therein. As used herein, the “Conversion Shares” means the shares of Common Stock into which the Debentures are convertible; and the “Warrant Shares” means the shares of Common Stock into which the Warrants are exercisable.

The Securities will be offered and sold to the Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, in reliance upon an exemption therefrom.

Holders of the Securities (including the Purchasers and their successors and permitted assigns) will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date (as hereinafter defined), between the Company and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the Commission a shelf registration statement under the Securities Act (the “Registration Statement”) covering the resale of the Conversion Shares and the Warrant Shares, and to use its reasonable best efforts to cause the Registration Statement to be declared effective. This Agreement, the Securities, the Conversion Shares, the Warrant Shares and the Registration Rights Agreement are referred to herein, collectively, as the “Operative Documents”.

As used in this Agreement, (a) the “April Offering Memorandum” means the Private Placement Memorandum, dated April 21, 2005 (including any amendments or supplements thereto), which describes the terms and conditions of the Company’s 5.00%

Convertible Senior Subordinated Debentures due April 15, 2025 (the “April Debt Securities”) issued pursuant to an Indenture, dated as of April 27, 2005 (the “April Indenture”), by and between the Company and The Bank of New York, as Trustee; and (b) the “December Offering Memorandum” means the Offering Memorandum, dated December 16, 2004 (including any amendments or supplements thereto), which describes the terms and conditions of (i) the Company’s 2.50% Series A Convertible Subordinated Debentures due December 15, 2024 (the “Series A Debt Securities”) issued pursuant to an Indenture, dated as of December 22, 2004 (the “December Indenture” and, together with the April Indenture, the “Indentures”), by and between the Company and The Bank of New York, as Trustee and (ii) the Company’s 2.75% Series B Convertible Subordinated Debentures due December 15, 2024 (the “Series B Debt Securities” and, together with the April Debt Securities and the Series A Debt Securities, the “Debt Securities”) issued pursuant to the December Indenture.

The Company hereby confirms its agreements with the Purchasers as follows:

Section 1. Representations, Warranties and Covenants of the Company.

The Company hereby represents, warrants and covenants to each Purchaser as follows:

(a) No Registration. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 6 hereof, it is not necessary, in connection with the issuance and sale of the Securities to the Purchasers, the issuance of the Debenture Shares upon conversion of the Debentures or the issuance of the Warrant Shares upon the exercise of the Warrants, in each case in the manner contemplated by this Agreement, the Debentures or the Warrants (as applicable), to register the Securities, the Conversion Shares or the Warrant Shares under the Securities Act.

(b) No Integration. Neither the Company nor any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Securities, the Conversion Shares or the Warrant Shares in a manner that would require registration under the Securities Act of the Securities, the Conversion Shares or the Warrant Shares.

(c) Exchange Act Filings and April Offering Memorandum. After taking into account the matters relating to the Company’s public filings with the Commission filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder on Form 10-K, Form 10-Q and Form 8-K, including any amendments thereto (collectively, the “Exchange Act Filings”), that are addressed in the Form 12b-25 filed by the Company on March 17, 2005, the Form 8-K filed by the Company on March 17, 2005, the Form 8-K filed by the Company on April 20, 2005, and the Form 12b-25 filed by the Company on May 11, 2005, as of the Closing Date neither (i) the Exchange Act Filings, taken as a whole, nor (ii) the April Offering Memorandum contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in writing to the Purchasers prior to the Closing Date, the Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions contemplated by the Operative Documents) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K or any other report, registration statement, schedule or proxy statement under the Exchange Act or the rules and regulations promulgated thereunder.

(d) Corporate Power. The Company has all requisite corporate power and authority to enter into and deliver this Agreement, the Registration Rights Agreement and the Securities, to perform its obligations hereunder and thereunder, and to issue the Conversion Shares upon conversion of the Debentures and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof.

(e) Authorization of the Securities Purchase Agreement, Registration Rights Agreement and Securities. This Agreement, the Registration Rights Agreement and the Securities have been duly authorized, executed and delivered by the Company, and constitute valid and binding agreements and obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity.

(f) Authorization of the Conversion Shares and Warrant Shares. The shares of Common Stock issuable upon conversion of the Debentures and the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures or issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable, and will conform in all respects to the description of the Common Stock contained in the Exchange Act Filings. The issuance of the Conversion Shares and the Warrant Shares will not be subject to any preemptive rights, rights of first refusal or similar rights.

(g) Incorporation and Good Standing of the Company and its Subsidiaries. (1) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the April Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as hereinafter defined), and (2) each Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X) of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the April Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the April Offering Memorandum, are owned directly or through wholly owned subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims except such as may arise in connection with any credit facility with the Company.

(h) Capitalization. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except such as may arise in connection with any credit facility with the Company.

(i) No Material Actions or Proceedings. Except as otherwise disclosed in the Exchange Act Filings or in writing to you if not required to be made in an Exchange Act Filing until after the Closing Date, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any officer or director (in their capacity as such) of, or property owned or leased by, the Company or any of its subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement or the other Operative Documents. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(j) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby (including, without limitation, the issuance of the Conversion Shares upon conversion of the Debentures and the issuance of the Warrant Shares upon exercise of the Warrants) (i) will not result in any violation of the provisions of the organizational documents of the Company or any subsidiary of the Company, (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or require the consent of any other party to, any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including, without limitation, the Debt Securities or the Indentures, and (iii) will not result in any violation of any law, statute or order, rule or regulation of any court or governmental agency or body applicable to the Company or any subsidiary of the Company, except in the case of clause

(ii) only, for such conflicts, breaches, violations or defaults as would not reasonably be expected to have, either individually or in the aggregate, a material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition (financial or otherwise), stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, except (1) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act and the rules and regulations promulgated thereunder and (2) such consents, approvals, authorizations, orders, filings or registrations as may be required under state securities or Blue Sky laws in connection with the offering of the Securities by the Company.

(k) No Other Rights to Require Registration of Securities. There are no contracts, agreements or understandings between the Company and any person granting such person the right (i) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or (ii) to require the Company to include such securities with the Conversion Shares and the Warrant Shares to be registered for resale by means of the Registration Statement, except in the case of clause (i) above (A) the Resale Registration Rights Agreement, dated December 22, 2004, between the Company, Banc of America Securities LLC and J.P. Morgan Securities Inc., (B) the Registration Rights Agreement, dated April 27, 2005, between the Company, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Needham & Company, LLC, and (C) the registration rights granted to Mr. Harry You, Ms. Judy Ethell and Ms. Connie Weaver pursuant to the restricted stock unit and stock option awards granted to them.

(l) Intellectual Property Rights. Except as would not result in a Material Adverse Effect, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. Except as would not result in a Material Adverse Effect, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(m) No General Solicitation. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has,

directly or through an agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offering of the Securities, the Conversion Shares or the Warrant Shares, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Securities, the Conversion Shares or the Warrant Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement.

(n) Insurance. Each of the Company and its subsidiaries are insured by institutions believed by the Company to be recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as each of the Company and its subsidiaries believes is adequate and customary for their businesses.

(o) Recent Sales. Except for the Debt Securities and as disclosed in the Exchange Act Filings, the Company has not sold or issued any shares of Common Stock, any security convertible into shares of Common Stock or any security of the same class as the Securities during the six-month period preceding the Closing Date, including any sales pursuant to Rule 144A or under Regulations D or S of the Securities Act, other than shares or options issued pursuant to the Company’s employee stock purchase, stock option, stock bonus or other stock plans or arrangements or stock awards to the persons identified in Section 1(k).

(p) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary of the Company or any other person required to be described in the documents incorporated by reference in the April Offering Memorandum pursuant to Item 404 of Regulation S-K which have not been described as required.

(q) ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to termination of, or withdrawal from, any “defined benefit plan” (as defined in Section 3(35) of ERISA). “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), of which the Company or such subsidiary is a member.

(r) Tax Law Compliance. Except with respect to the employee tax equalization issues referred to in the Form 8-K filed by the Company on April 20, 2005, the Company has filed all federal, state and local income and franchise tax returns required to be filed through the Closing Date and has paid all taxes shown as due thereon other than those taxes contested in good faith, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company have any knowledge of any tax deficiency that, if determined adversely to the Company or any of its subsidiaries, might have) or could reasonably be expected to have a Material Adverse Effect.

(s) All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except as would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t) Outstanding Options, Warrants and Convertible Securities. Except for the Securities and as disclosed in the Exchange Act Filings and pursuant to the Company’s employee stock option purchase, stock option, stock bonus and other employee stock plans or arrangements and as disclosed in Section 1(k), there are not currently, and will not be as a result of the offering of the Securities, any outstanding subscriptions, rights, warrants, calls, commitments of sales or options to acquire, or instruments convertible into or exchangeable for, any capital stock or equity interest of the Company or any of its subsidiaries.

(u) Violations of Contracts, Organizational Documents and Law. Except as disclosed in Exchange Act Filings, neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws or applicable organizational documents, (ii) is in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(v) No Unlawful Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(w) Market Stabilization. Prior to the Closing Date, neither the Company nor any of its affiliates nor any person acting on its or their behalf has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(x) Reporting and Listing. The Company is subject to Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock are listed on the New York Stock Exchange (the “NYSE”).

(y) Significant Subsidiaries. The Company has no significant subsidiaries as determined by reference to Rule 1-02(w) of Regulation S-X.

(z) Debt Securities Documents. The Company has provided to the Purchasers true, complete and correct copies of (i) each of the Indentures, (ii) a form of each class of the Debt Securities issued pursuant to each of the Indentures, (iii) the April Offering Memorandum and the December Offering Memorandum, (iv) all documents, instruments and other agreements executed and/or delivered in connection with each of the Indentures and the Debt Securities (including any registration rights agreement or investor rights agreement), and (v) all amendments, waivers and side letters relating to any of the foregoing or affecting the terms thereof (all of the foregoing being referred to herein, collectively, as the “Debt Securities Documents”).

(aa) Ranking. The Debentures and all obligations of the Company thereunder (i) constitute “Senior Debt” as defined in and for purposes of the December Indenture and (ii) constitute “Senior Subordinated Debt” as defined in and for purposes of the April Indenture. The Debentures rank (A) pari passu in right of payment to the April Debt Securities and (B) senior in right of payment to the Series A Debt Securities and the Series B Debt Securities. There is no term, provision or other agreement included in the Indentures or any of the other Debt Securities Documents that prohibits or otherwise restricts the right or the ability of the Company (1) to make payments on or in respect of the Debentures or (2) to issue and deliver the Conversion Shares upon conversion of the Debentures or to issue and deliver the Warrant Shares upon exercise of the Warrants.

(bb) Designated Director. The Board of Directors of the Company (the “Board”) has duly authorized the increase in the size of the Board and the election of the Designated Director (as defined below) promptly following the Closing as contemplated by Section 3(g) below.

(cc) Search Committee. The Board has specifically reviewed and considered the terms and provisions of Section 3(i) below, and the Board has determined that if a Search Committee of the type referred to in Section 3(i) below was formed on the Closing Date, it would include the Designated Director on the Search Committee.

The Company acknowledges that the Purchasers and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Company (but only with respect to representations of fact), will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. The Company agrees to issue and sell to the several Purchasers the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Purchasers agree, severally and not jointly, to purchase from the Company (i) the respective principal amount of the Debentures set forth opposite their names under the heading “Aggregate Principal Amount of Debentures to be Purchased” on Schedule A and (ii) the Warrants exercisable into the number of shares of Common Stock set forth opposite their names under the heading “Shares of Common Stock Issuable Upon Exercise of Warrants” on Schedule A. The purchase price (the “Purchase Price”) to be paid by each Purchaser for the Securities to be purchased by such Purchaser shall be equal to the principal amount of the Debentures which such Purchaser is purchasing hereunder.

(b) The Closing. The closing (the “Closing”) of the purchase and sale of the Securities shall be made at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Purchasers) at 10:00 a.m. New York time, on July 15, 2005, or such other time and date as the Purchasers and the Company may agree (the time and date of the Closing are called the “Closing Date”).

(c) Payment for the Securities; Delivery of the Securities. On the Closing Date, (i) each Purchaser shall pay the Purchase Price for the Securities to be issued and sold to it at the Closing by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of duly executed Securities which such Purchaser is purchasing and (ii) the Company shall deliver such certificates duly executed on behalf of the Company to each Purchaser against delivery of such Purchase Price.

Section 3. Additional Covenants of the Company.

The Company further covenants and agrees with each Purchaser as follows:

(a) Use of Proceeds. The Company shall use the proceeds it receives from the issuance and sale of the Securities hereunder to fund future growth and for working capital and general corporate purposes.

(b) No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) in a transaction that could reasonably be expected to be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities.

(c) Reservation of Common Stock. The Company shall at all times from and after the Closing Date maintain a reserve from its duly authorized shares of Common Stock for issuance of the Conversion Shares upon the full conversion of the Debentures and issuance of the Warrant Shares upon full exercise of the Warrants in such amount as may be required to fulfill its obligations under the Debentures and the Warrants. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue the Conversion Shares upon full conversion of the Debentures and to issue the Warrant Shares upon full exercise of the Warrants, the Company shall promptly take such actions as may be required to increase the number of authorized shares of Common Stock so that it may satisfy such obligations.

(d) Transfer Agent. Promptly following the Closing Date, the Company shall issue irrevocable transfer instructions to its transfer agent to issue certificates, registered in the name of each of the Purchasers or its nominee, for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Debentures or upon exercise of the Warrants (as applicable) in accordance with the terms thereof.

(e) Quotation of Conversion Shares and Warrant Shares. The Company will use its commercially reasonable efforts to have the Conversion Shares and the Warrant Shares approved by the NYSE for quotation as soon as practicable following the Closing Date.

(f) Maintain Listing. The Company will use commercially reasonable efforts to (i) maintain the listing and trading of the Common Stock on the NYSE or other securities exchange or automated quotation system for so long as the Company qualifies for such listing under the rules and regulations of the NYSE or such other securities exchange or automated quotation system and (ii) comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of the NYSE or such other securities exchange or automated quotation system.

(g) Appointment to Board of Directors. As promptly as is reasonably possible following the Closing Date, the Company shall increase the size of its board of directors (the “Board”) by one and fill the vacancy with Mr. Spencer C. Fleischer (the “Designated Director”). The Designated Director shall be in a class whose term ends in 2007. If Mr. Fleischer (or any successor Designated Director) shall at any time cease to be affiliated with Friedman Fleischer & Lowe Capital Partners II, L.P. (the “Specified Fund”), or shall cease to be able to serve on the Board by reason of his resignation, death, incapacity, disability, disqualification or removal, or as a result of a conflict of interest (but not as a result of the Designated Director’s failure to be re-elected by the stockholders of the Company), the Specified Fund shall be entitled to nominate a new individual (subject to the approval of the Board not to be unreasonably withheld) to serve as a member of the Board and the Company shall fill the vacancy created by such departed Designated Director with such nominated individual. Any such nominated individual that is elected to serve on the Board shall be deemed to be the Designated Director hereunder. For so long as the Specified Fund and/or its affiliates together hold at least 40% of the original principal amount of the Debentures issued on the Closing Date, the Specified Fund shall have the right to designate a Designated Director as provided in the third sentence of this Section 3(g), and the Board shall, consistent with the reasonable exercise of its fiduciary duties, recommend at each meeting of stockholders at which a Designated Director is to be elected to include a Designated Director in the Board’s slate of nominees for election to the Board or to fill a vacancy left by a departed Designated Director, in each case in order so that there may be a Designated Director, and shall not take any action which is inconsistent with making such recommendation. In the event that the stockholders do not elect a Designated Director at a meeting of stockholders at which such Designated Director is nominated for election, then the Specified Fund shall have the right to designate a new Designated Director as provided in the third sentence of this Section 3(g). If the Specified Fund and/or its affiliates together hold less than 40% of the original principal amount of the Debentures issued on the Closing Date, the Designated Director shall promptly upon request of the Company submit his or her resignation to the Board.

(h) Ranking; Additional Benefits. The Debentures and the obligations of the Company thereunder shall at all times rank (i) pari passu with the “Senior Subordinated Debt” (as defined in the April Indenture) in right of payment, covenants, priority of liens and other collateral, if any, and distributions upon liquidation or dissolution of the Company, and (ii) senior to the “Subordinated Debt” (as defined in the April Indenture) in right of payment, covenants, priority of liens and other collateral, if any, and distributions upon liquidation or dissolution of the Company, and the Company shall take all action required, or that the holders of the Debentures deem reasonably necessary or desirable, to maintain the pari passu and senior status (as hereinabove described) of the Debentures and the obligations of the Company thereunder. The Company shall not offer, extend or provide any rights, benefits, payments or fees (other than those expressly set forth in the Debt Securities and the Indentures on the Closing Date) to a holder of Senior Subordinated Debt or Subordinated Debt, or exchange, substitute or replace any Senior Subordinated Debt or Subordinated Debt for new or existing securities of the Company (except upon exchange or conversion thereof as expressly provided for in the Debt Securities and the Indentures as of the Closing Date), unless such offer, extension, provision, exchange, substitution or replacement is provided to the holders of the Debentures, taking into account the relative priorities set forth herein. In any such event, the Company and the holders of the Debentures shall negotiate in good faith any necessary or appropriate amendments or modifications to the Debentures, or the terms of the exchange, substitute or replacement securities, taking into account the totality of the circumstances and other equitable considerations, to implement the provisions of the immediately preceding sentence.

(i) Senior Management Change. The Company acknowledges that, if for any reason Mr. Harry You ceases to be the Chief Executive Officer of the Company, the Purchasers desire to have the Designated Director serve on the Search Committee (if any) formed by the Board to identify and nominate a replacement Chief Executive Officer. The Company hereby agrees that, if at the time of formation of any such Search Committee a Designated Director is in office, the Company will recommend to the Board that the Board should give due consideration to appointing the Designated Director to the Search Committee, and that, absent reasonable justification to the contrary, the Board should appoint the Designated Director to the Search Committee.

(j) Compliance Certificate. The Company shall deliver to the holders of the Debentures within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2005) a certificate signed by an executive officer (as defined in Section 501(f) of the Securities Act) of the Company stating whether or not, to the knowledge of such executive officer, the Company is in default in the performance or observance of any of the terms, provisions or conditions of this Agreement or the Debentures (without regard to any period of grace or requirement of notice provided thereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof.

(k) Notice of Defaults and Events of Default. The Company shall, so long as any of the Debentures are outstanding, deliver to the Purchasers, forthwith upon any executive officer of the Company becoming aware of any default or Event of Default (as defined in the Debentures) in respect of the performance or observance of any covenant, agreement or condition contained in this Agreement or the Debentures, but in any event not later than twenty (20) business days after the occurrence thereof, a certificate signed by an executive officer of the Company specifying such default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

(l) D&O Insurance. At all times during which the holders of the Debentures are entitled to appoint a Designated Director, the Company shall maintain director and officer liability insurance coverage providing coverage at such levels and in such amounts that are the same as (or better than) the levels and amounts provided by the insurance coverage in effect on the Closing Date; provided, however, that the Company shall not be required to pay aggregate premiums for such director and officer liability insurance in excess of 200% of the premiums for such insurance as of the Closing Date.

(m) Further Assurances. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement.

Section 4. Payment of Expenses.

The Company agrees to pay all costs, fees and expenses of the Company and the Purchasers incurred in connection with the performance of their respective obligations hereunder and in connection with the transactions contemplated hereby (provided, that in the case of the Purchasers, this obligation of the Company shall only apply to those costs, fees and expenses of the Purchasers incurred prior to and/or on the Closing Date), including without limitation, (i) all expenses incident to the issuance and delivery of the Securities, the issuance and delivery of the Conversion Shares upon conversion of the Debentures and the issuance and delivery of the Warrant Shares upon exercise of the Warrants, (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and delivery of the Securities, the Conversion Shares and the Warrant Shares,

(iii) all fees, costs and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all fees, costs and expenses of the Purchasers (including the reasonable fees and expenses of the Purchasers’ accountants, financial advisors and attorneys) incurred in connection with the negotiation, preparation, execution and delivery of each of the Operative Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws and (vi) the fees and expenses associated with listing the Conversion Shares and the Warrant Shares on the NYSE; provided, however, that the obligation of the Company under this Section 4 to reimburse the Purchasers for their fees, costs and expenses shall not exceed $1,000,000 in the aggregate; and provided, further, that no Purchaser shall receive any such reimbursement unless it has satisfied its obligations under Section 2(c).

Section 5. Conditions of the Obligations of the Purchasers.

The obligations of the several Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date such representations and warranties are made and as though made on and as of the Closing Date, to the timely performance by the Company of its covenants and other material obligations hereunder to be performed on or prior to the Closing Date, and to each of the following additional conditions:

(a) Debentures. Each of the Purchasers shall have received a duly executed Debenture issued in the name of such Purchaser in the aggregate principal amount set forth under the heading “Aggregate Principal Amount of Debentures to be Purchased” on Schedule A opposite the name of such Purchaser.

(b) Warrants. Each of the Purchasers shall have received a duly executed Warrant issued in the name of such Purchaser to acquire the number of shares of Common Stock set forth under the heading “Shares of Common Stock Issuable Upon Exercise of Warrants” on Schedule A opposite the name of such Purchaser.

(c) Opinion of Counsel for the Company. The Purchasers shall have received the favorable opinion of internal company counsel, dated as of such Closing Date and addressed to the Purchasers, the form of which is attached as Exhibit A.

(d) This Agreement and the Registration Rights Agreement. The Company shall have executed and delivered to the Purchasers a counterpart of this Agreement and the Registration Rights Agreement.

(e) Government Consents. The Company shall have made all filings or notices with, and received all consents or approvals from, each governmental or regulatory agency or authority that it is required to make or receive in connection with the execution, delivery or performance by the Company of the transactions contemplated by the Operative Agreements.

(f) Board of Directors Consent. The Board of Directors of the Company shall have adopted resolutions to approve the transactions contemplated by this Agreement and the other Operative Documents (including resolutions that authorize and reserve 100% of the aggregate number of shares of Common Stock issuable upon full conversion of all of the Debentures and full exercise of all of the Warrants), and the other matters referred to herein, and such resolutions shall be in form and substance satisfactory to the Purchasers.

(g) Closing Fee. The Company shall have paid to the Purchasers a non-refundable closing fee so that the total amount of expense reimbursement under Section 4 and non-refundable closing fee shall equal $1,000,000.

Section 6. Representations, Warranties and Covenants of the Purchasers.

Each of the Purchasers represents, warrants and covenants as follows:

(a) Investment Purpose. The Securities that are being acquired by such Purchaser hereunder are being acquired by it, and the Conversion Shares issuable upon conversion of the Debentures and the Warrant Shares issuable upon exercise of the Warrants will be acquired by such Purchaser, for its own account for investment and not with a view to the distribution thereof. Such Purchaser understands that neither the Securities, the Conversion Shares nor the Warrant Shares have been registered under the Securities Act on the ground that the offer and sale of the Securities to it, and the issuance of the Conversion Shares to it upon conversion of the Debentures and the issuance of the Warrant Shares to it upon exercise of the Warrants, are exempt from the registration requirements of the Securities Act under Section 4(2) thereof as a transaction not involving any public offering. Such Purchaser understands that the Company’s reliance on such exemption is predicated in part on its representations which are contained herein.

(b) Accredited Investor Status. Such Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D).

(c) No Current Registration. Such Purchaser understands that the Securities, the Conversion Shares and the Warrant Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Securities.

(d) No General Solicitation. Such Purchaser has not and will not offer or sell the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

(e) Legend. Such Purchaser understands that the Securities and, until such time as the Conversion Shares and the Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and the Warrant Shares shall bear a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if such holder shall have obtained an opinion of counsel reasonably satisfactory to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

(f) Derivatives. For a period of one (1) year following the Closing Date, the Purchasers will not enter into any Short Sales (as defined below) with respect to the Conversion Shares or the Warrant Shares; provided, however, that the foregoing will not prohibit the Purchasers from entering into a forward sale or similar transaction at any time when the Debentures are convertible or the Warrants are exercisable, and will not prohibit any purchaser in any such transaction from using any hedging or similar transactions to protect its position in respect of the Debentures, the Warrants, the Conversion Shares or the Warrant Shares. As used herein, the term “Short Sales” include, without limitation, all “short sales” as defined in Rule 3b-3 of the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(g) Partnership Power. Each of the Purchasers has all requisite limited partnership power and authority to enter into and deliver this Agreement and the Registration Rights Agreement, and to perform its obligations hereunder and thereunder.

(h) Subsequent Purchaser Notification. The Purchasers shall take reasonable steps and cause each of its affiliates (as such term is defined in Rule 501(b) of Regulation D) to take reasonable steps to inform persons acquiring the Securities, the Conversion Shares or the Warrant Shares from the Purchaser or any of such affiliates that the Securities, the Conversion Shares or the Warrant Shares (as applicable) (i) have not been registered under the Securities Act, (ii) are being sold to them without registration under the Securities Act in reliance on Rule 144 or in accordance with another exemption from registration under the Securities Act, as the case may be, and (iii) may not be offered, sold or otherwise transferred except (A) to the Company or any of its subsidiaries, (B)

pursuant to a registration statement declared effective by the Commission under the Securities Act or (C) pursuant to an available exemption from registration under the Securities Act.

Section 7. Representations and Agreements to Survive Delivery.

The agreements, representations, warranties and other statements of the Company and the several Purchasers set forth herein shall survive the Closing and the issuance, delivery and conversion of the Securities.

Section 8. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Purchasers:

c/o Friedman Fleischer & Lowe LLC

One Maritime Plaza

Suite 1000

San Francisco, CA 94111

Facsimile: (415) 402-2111

Attention: Spencer C. Fleischer

with a copy to:

Bingham McCutchen LLP

399 Park Avenue

New York, NY 10022

Facsimile: (212) 752-5378

Attention: Neil W. Townsend, Esq.

If to the Company:

BearingPoint, Inc.

1676 International Drive

McLean, VA 22102

Facsimile: (703) 747-3917

Attention: David W. Black, Esq.

with a copy to:

BearingPoint, Inc.

1676 International Drive

McLean, VA 22102

Facsimile: (703) 747-3917

Attention: Chief Financial Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 9. Transfer Restrictions; Successors.

No Purchaser shall make any transfer or other disposition of all or any portion of the Securities, the Conversion Shares or the Warrant Shares unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b)(i) the transferee has agreed in writing to be bound by the terms of this Agreement, (ii) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (iii) if requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

This Agreement and the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any person or entity to which such Purchaser transfers any Securities, Conversion Shares or Warrant Shares in accordance with the terms of this Section 9.

Section 10. Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 11. Governing Law Provisions; Consent to Jurisdiction.

(a) Governing Law Provisions. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to any conflict of law provisions thereof other than New York General Obligations Laws Sections 5-1401 and 5-1402.

(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement, any of the other Operative Documents or any of the transactions contemplated hereby or thereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the State of Delaware (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(c) Waiver of Jury Trial. The parties hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any of the other Operative Documents or the transactions contemplated hereby or thereby.

Section 12. General Provisions.

This Agreement and the other Operative Documents constitute the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof and thereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by the Company and the holders of at least two-thirds of the aggregate outstanding principal amount of the Debentures. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

The parties acknowledge and agree (i) that the terms of the Confidentiality Agreement, dated April 15, 2005 (the “Confidentiality Agreement”), between the Company and Friedman Fleischer & Lowe LLC (“FFL”), shall remain in full force and effect with respect to the Evaluation Material (as defined therein) furnished by the Company or its Representatives (as defined therein) to FFL, the Purchasers or their Representatives on or prior to the Closing Date, (ii) that the terms of the Confidentiality Agreement shall not apply to any Evaluation Material furnished by the Company or its Representatives to FFL, the Purchasers or their Representatives after the Closing Date and (iii) that nothing contained in the Confidentiality Agreement (including, without limitation, Section 6(a)(i) thereof) or otherwise shall at any time prohibit FFL or the Purchasers from trading in securities of the Company so long as (a) FFL and the Purchasers are not prohibited from trading in such securities under applicable securities laws and (b) trading in such securities is not prohibited by Section 6(a)(ii) or Section 6(d) of the Confidentiality Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person that was adequately represented by counsel during negotiations regarding the provisions hereof and is fully informed regarding said provisions.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BEARINGPOINT, INC.

By:	/s/ Harry L. You
Name:	Harry L. You
Title:	Chief Executive Officer

The foregoing Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the date first above written.

FRIEDMAN FLEISCHER & LOWE CAPITAL PARTNERS II, L.P.
By: Friedman Fleischer & Lowe GP II, L.P., its general partner
By: Friedman Fleischer & Lowe GP II, LLC, its general partner

By:	/s/ Spencer Fleischer
Name:	Spencer Fleischer
Title:	Vice Chairman

FFL PARALLEL FUND II, L.P.
By: Friedman Fleischer & Lowe GP II, LP, its general partner
By: Friedman Fleischer & Lowe GP II, LLC, its general partner

By:	/s/ Spencer Fleischer
Name:	Spencer Fleischer
Title:	Vice Chairman

FFL EXECUTIVE PARTNERS II, L.P.
By: Friedman Fleischer & Lowe GP II, LP, its general partner
By: Friedman Fleischer & Lowe GP II, LLC, its general partner

By:	/s/ Spencer Fleischer
Name:	Spencer Fleischer
Title:	Vice Chairman

20